Exhibit 10.1

On Firefly Neuroscience, Inc.

1100 Military Road, Kenmore, NY, 14217

Date: April 18, 2025

BY ELECTRONIC MAIL

BPY Limited

Re: Letter Agreement Regarding Issuance of 122,407 Shares

Dear Jason Jagessar:

1.	Background.

a.

Prior Verbal Understanding. Firefly Neuroscience, Inc. (the “Company”) and BPY Limited (“Investor”) previously reached a verbal agreement that, as an inducement for Investor’s exercise of that certain Common Stock Purchase Warrant (the “Warrant”), the Company would issue to Investor an aggregate of 122,407 shares of the Company’s common stock (the “Shares”).

b.

Board Approval. On or about January 9, 2025, the Company’s Board of Directors (the “Board”) approved the issuance of 122,407 total shares of the Company’s common stock to Investor and the other investor similarly situated in connection with the exercise of their respective warrants, as reflected in the Company’s board minutes from that date.

c.

Reliance on Understanding. Investor has already exercised the Warrant (the “Prior Exercise”), in part, in reliance on the above-referenced verbal agreement. Both parties now wish to enter into this agreement (this “Agreement”) to memorialize the agreement and confirm that the issuance of the Shares is effective as of the Effective Date (defined below), notwithstanding that Investor has already completed the Prior Exercise.

2.	Issuance of Shares.

a.

Issuance. In exchange for, and in reliance on, the Prior Exercise of the Warrant by Investor, and for other good and valuable consideration, the Company hereby agrees to issue and deliver to Investor the Shares within 2 business days from the date hereof and registered in the manner specified by the Investor.

b.

No Additional Payment. Except as specifically set forth herein, no further payment or consideration is required from Investor. The parties acknowledge and agree that the Shares are being issued in connection with the Prior Exercise, and as an incentive duly authorized by the Board.

3.	Effective Date; No Further Obligations.

a.	Effective Date. This Letter Agreement is dated as of the date hereof and shall be effective as of the date hereof.

b.

Satisfaction of Incentive. The parties agree that, upon issuance and delivery of the Shares, all obligations of the Company to issue any incentive shares to Investor in connection with the Prior Exercise are satisfied in full.

4.	Representations.

a.	Company Representations.

i.

The Company has obtained all necessary corporate approvals for issuing the Shares to Investor as contemplated herein. Upon issuance of the Shares to the Investor in accordance with this Agreement, the Shares will be validly issued, fully paid for, and non-assessable.

ii.

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or the Company’s stockholders in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

iii.

The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

iv.

The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement other than: (i) the notice and/or application(s) to each applicable stock exchange for the issuance and sale of the Shares and the listing of the Shares for trading thereon in the time and manner required thereby.

b.

Investor Representations. The Shares are being acquired by the Investor for its account, for investment purposes and not with a view to the sale or distribution of all or any part of the Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder. The Investor has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Shares. The Investor has reviewed copies of such documents and other information as the Investor has deemed necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. Further, the Investor understands and has the financial capability of assuming the economic risk of an investment in the Shares for an indefinite period of time. The Investor has been advised by the Company that the Investor will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Act and any applicable state securities laws. The Investor understands that the provisions of Rule 144 promulgated under the Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Shares. The Investor acknowledges that the Company is under no obligation to register the Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of the Shares in the future. The Investor is an “Accredited Investor” as defined in rule 501 (a) of Regulation D of the Act.

5.

Release. In consideration of the mutual promises and the issuance of the Shares as set forth herein, and for other good and valuable consideration, BPY Limited (the “Releasing Party”) hereby irrevocably releases and forever discharges the Company, together with its past, present, and future affiliates, officers, directors, employees, agents, advisors, and assigns (the “Released Parties”), from any and all claims, demands, causes of action, damages, liabilities, or obligations of any kind, whether known or unknown, suspected or unsuspected, which the Releasing Party has or may have against the Released Parties relating directly to the prior exercise of the Warrant. This release does not waive or release any rights or claims that may arise for breach of this Letter Agreement or that cannot be waived by law.

6.	Miscellaneous.

a.

Entire Agreement. This Letter Agreement constitutes the entire understanding among the parties regarding the subject matter hereof and supersedes any prior oral or written agreements, understandings, or arrangements.

b.

Counterparts. This Letter Agreement may be executed in counterparts (including by electronic means), each of which shall be deemed an original and all of which together shall constitute one instrument.

c.	Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-law principles.

[Signature page follows]

Kindly indicate your acceptance by signing where indicated below and returning a fully executed copy to the undersigned.

Very truly yours,

FIREFLY NEUROSCIENCE, INC.

By:    /s/ Greg Lipschitz

Name: Greg Lipschitz

Title: Chief Executive Officer

AGREED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN

BPY LIMITED

By:     /s/ Jason Jagessar

Name: Jason Jagessar

Title: Director